April 1, 1996







Metromedia International Group, Inc.
c/o Metromedia Company
One Meadowlands Plaza
East Rutherford, NJ  07073

                  METROMEDIA INTERNATIONAL GROUP, INC.

Ladies and Gentlemen:

          Metromedia International Group, Inc., a Delaware corporation

(the "Company"), has requested us to provide this opinion in connection with its filing of a registration statement on Form S-8 (the

"Registration Statement") relating to 593,783 shares of common stock, par value $1.00 per share, of the Company (the "Shares") to be issued to certain employees, agents and directors of, and consultants to, the

Company's wholly-owned subsidiary, Metromedia International

Telecommunications, Inc. ("MITI"), pursuant to the MITI 1994 Stock Option

Plan (the "MITI Stock Option Plan").

          In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the

Registration Statement, (ii) the Restated Certificate of Incorporation of

the Company, (iii) the By-laws of the Company, (iv) the MITI Stock Option

Plan, and (v) all such corporate records, agreements and other instruments of the Company, and all such other documents, as we have considered necessary in order to form a basis for the opinion expressed herein.  As to certain matters of fact, we have relied on

representations, statements or certificates of officers of the Company and of public authorities.

          In our examination of the aforesaid documents, we have assumed,

without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all of such latter documents and the legal capacity of all individuals who have executed any of the aforesaid documents.

          Based upon the foregoing, and subject to the assumptions,

exceptions and qualifications stated herein, we are of the opinion that when issued in accordance with the terms of the MITI Stock Option Plan,

the Shares will be duly authorized, validly issued, fully paid and nonassessable.

          Our opinion expressed above is limited to the General

Corporation Law of the State of Delaware.  Please be advised that no member of this firm is admitted to practice in the State of Delaware.

Our opinion is rendered only with respect to the laws and the rules,

regulations and orders thereunder which are currently in effect.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules promulgated under such Act.

                                 Very truly yours,



                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON